Exhibit 10.14(i)

Grant Detail

The amounts shown below show the total vested and unvested potential income and are based on a share price of IMGN $0

Non-Qualified Stock Option

Grant Date	MM/DD/YYYY	Grant Price	$0	Potential Income	$0
Plan Name	2006 Equity Incentive Plan	Grant Acceptance Status	Pending	Vested	$0
Plan ID	1	Expiration/Last Date to Exercise	MM/DD/YYYY	Unvested	$0

Options Granted	Options Exercised	Options Vested	Options Unvested	Options Cancelled	Options Expired	Option Balance
0	0	0	0	0	0	0

Future Vesting

Vesting Date	Vesting Quantity	Potential Income
MM/DD/YYYY	0	$0
MM/DD/YYYY	0	$0
MM/DD/YYYY	0	$0

* Potential income is based on the closing price from the previous business day

All amounts shown are displayed in $US dollars.

Form of Director Option Agreement

IMMUNOGEN, INC.

NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

The following supplements the Grant Detail (the “Grant Detail”) to which these Non-Qualified Stock Option Terms and Conditions apply, and together with the Grant Detail, constitutes the “Option Agreement” referenced in the Grant Detail.

This Option Agreement is entered into and made effective as of the grant date referenced in the Grant Detail (the “Date of Grant”) and is between ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and the outside director of the Company (the “Non-Employee Director”) referenced in the Grant Detail.  Certain capitalized terms, to the extent not defined where they first appear in this Option Agreement, are defined in the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “Plan”).

1.                                      GRANT OF OPTION.

Pursuant to the provisions of the Company’s Compensation Policy for Non-Employee Directors and the Plan, the Company has granted to the Non-Employee Director the right and option to purchase all or any part of the aggregate number of shares of the Company’s common stock, $.01 par value per share (the “Shares”), referenced in the Grant Detail, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.  The Non-Employee Director acknowledges receipt of a copy of the Plan.

2.                                      PURCHASE PRICE.

The per share purchase price of the Shares covered by the Option shall be as referenced as “Grant Price” in the Grant Detail, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”).  Payment shall be made in accordance with Paragraph 9 of the Plan.

3.                                      EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Option Agreement and the Plan, the Option shall become exercisable in installments on the dates set forth in the Grant Detail.

Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) all of the Shares which are not then vested under this Option shall become fully vested and immediately exercisable as of the date of the Change of Control including, but not limited to, pursuant to a Corporate Transaction that also constitutes a Change of Control pursuant to Section 24(b) of the Plan unless this Option prior to the date of the Change of Control has expired or been terminated pursuant to its terms or the terms of the Plan.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4.                                      TERM OF OPTION.

The Option shall terminate ten years from the Date of Grant, but shall be subject to earlier termination as provided herein or in the Plan.

If the Non-Employee Director ceases to be a director of the Company (for any reason other than the death or Disability of the Non-Employee Director or termination of the Non-Employee Director for Cause (as defined in the Plan)), the Option may be exercised, if it has not previously terminated, within one year after the date the Non-Employee Director ceases to be a director of the Company, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter.  In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service.

In the event the Non-Employee Director’s service is terminated by the Company or an Affiliate for Cause (as defined in the Plan), the Non-Employee Director’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Non-Employee Director is notified his or her service is terminated for Cause, and this Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Non-Employee Director’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Non-Employee Director’s termination, the Non-Employee Director engaged in conduct which would constitute Cause, then the Non-Employee Director shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Non-Employee Director, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Non-Employee Director’s termination of service or, if earlier, within the term originally prescribed by the Option.  In such event, the Option shall be exercisable:

(a)                                 to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Non-Employee Director not become Disabled.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Non-Employee Director while a director of the Company, the Option shall be exercisable by the Non-Employee Director’s Survivors within one year after the date of death of the Non-Employee Director or, if earlier, within the originally prescribed term of the Option.  In such event, the Option shall be exercisable:

(x)                                 to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Non-Employee Director not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the Non-Employee Director’s date of death.

5.                                      METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Option Agreement, the Option may be exercised by notice to the Company or its designee stating the number of Shares with respect to which the Option is being exercised, and shall be delivered in such form as may be designated from time to time by the Company.  Payment of the purchase price for such Shares shall be made in accordance with Paragraph 9 of the Plan.  The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Non-Employee Director and if the Non-Employee Director shall so request in the notice exercising the Option, shall be registered in the name of the Non-Employee Director and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Non-Employee Director, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.                                      PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.                                      NON-ASSIGNABILITY.

The Option shall not be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  However, the Non-Employee Director, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Non-Employee Director’s Immediate Family (including, without limitation, to a trust for the benefit of the Non-Employee Director’s Immediate Family or to a partnership or limited liability company for one or more members of the Non-Employee Director’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  Except as provided in the previous sentence, the Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director (or, in the event of legal incapacity or incompetency, by the Non-Employee Director’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void. The term “Immediate Family” shall mean the Non-Employee Director’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Non-Employee Director.)

8.                                      NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Non-Employee Director shall have no rights as a stockholder with respect to Shares subject to this Option Agreement until registration of the Shares in the Company’s share register in the name of the Non-Employee Director.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.                                      ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.                               TAXES.

The Non-Employee Director acknowledges that upon exercise of the Option the Non-Employee Director will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.  The Non-Employee Director acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Non-Employee Director’s responsibility.

The Non-Employee Director agrees that the Company may withhold from the Non-Employee Director’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Non-Employee Director on exercise of the Option.  The Non-Employee Director further agrees that, if the Company does not withhold an amount from the Non-Employee Director’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Non-Employee Director will reimburse the Company on demand, in cash, for the amount under-withheld.

11.                               PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)                                 The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)                                 If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.  Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.                               RESTRICTIONS ON TRANSFER OF SHARES.

12.1                        The Non-Employee Director agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Non-Employee Director is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Non-Employee Director has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2                        The Non-Employee Director acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Non-Employee Director any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination in service of the Non-Employee Director by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.                               NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Non-Employee Director as a director of the Company.  The Non-Employee Director acknowledges:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that the Non-Employee Director’s participation in the Plan is voluntary;  and (iv) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.                               NOTICES.

Any notices to the Company required or permitted by the terms of this Option Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

ImmunoGen, Inc.

Attn: Finance

830 Winter Street

Waltham, MA  02451

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.                               GOVERNING LAW.

This Option Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

16.                               BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Option Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.                               ENTIRE AGREEMENT.

This Option Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Option Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Option Agreement, provided, however, in any event, this Option Agreement shall be subject to and governed by the Plan.

18.                               MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Option Agreement may be modified or amended as provided in the Plan.

19.                               WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Option Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Option Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.                               DATA PRIVACY.

By accepting the Option, the Non-Employee Director: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.